SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2004

RENAISSANCE MEDIA GROUP LLC
RENAISSANCE MEDIA (LOUISIANA) LLC
RENAISSANCE MEDIA (TENNESSEE) LLC
RENAISSANCE MEDIA CAPITAL CORPORATION

(Exact name of registrants as specified in their charters)

Delaware
Delaware
Delaware
Delaware
(State or Other Jurisdiction of Incorporation or Organization)

333-56679 333-56679-02 333-56679-01 333-56679-03	14-1803051 14-1801165 14-1801164 14-1803049
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrants' telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 8.01. OTHER EVENTS.

Charter Communications, Inc. ("Charter"), the indirect parent company and manager of Renaissance Media Group LLC, Renaissance Media (Louisiana) LLC, Renaissance Media (Tennessee) LLC and Renaissance Media Capital Corporation, today called for redemption approximately $588 million of its 5.75% Convertible Senior Notes due October 2005, CUSIP numbers 16117MAA5 and 16117MAB3 (the "2005 Notes") at 101.15% of principal amount, plus accrued and unpaid interest to the date of redemption, December 23, 2004. Charter had agreed to such redemption using a portion of the proceeds of its November 22, 2004 sale of approximately $862.5 million original principal amount of Convertible Senior Notes due 2009. Upon mailing the notice of redemption in accordance with the indenture governing the 2005 Notes, 2005 Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A press release announcing the redemption is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibit is not filed but furnished pursuant to Item 8.01:

Exhibit Number	Description
99.1	Press release dated November 23, 2004. (Incorporated by reference to Exhibit 99.1 to the current report on Form 8-K of Charter Communications, Inc. filed on November 23, 2004 (File No. 000-27927)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Renaissance Media Group LLC, Renaissance Media (Louisiana) LLC, Renaissance Media (Tennessee) LLC and Renaissance Media Capital Corporation have duly caused this Current Report to be signed on their behalf by the undersigned hereunto duly authorized.

RENAISSANCE MEDIA GROUP LLC
RENAISSANCE MEDIA (LOUISIANA) LLC
RENAISSANCE MEDIA (TENNESSEE) LLC

By: CHARTER COMMUNICATIONS, INC., Registrants' Manager

Dated: November 23, 2004

By: /s/ Paul E. Martin
Name: Paul E. Martin
Title: Interim Co-Chief Financial Officer,
Senior Vice President and Corporate Controller
(Co-Principal Financial Officer and Principal
Accounting Officer) of Charter Communications, Inc.
(Manager); Renaissance Media Group LLC;
Renaissance Media (Louisiana) LLC; and Renaissance
Media (Tennessee) LLC

RENAISSANCE MEDIA CAPITAL CORPORATION

Dated: November 23, 2004

By: /s/ Paul E. Martin
Name: Paul E. Martin
Title: Interim Co-Chief Financial Officer, Senior Vice President and Corporate Controller
(Co-Principal Financial Officer and Principal
Accounting Officer)

EXHIBIT INDEX
Exhibit Number	Description
99.1	Press release dated November 23, 2004. (Incorporated by reference to Exhibit 99.1 to the current report on Form 8-K Charter Communications, Inc. filed on November 23, 2004 (File No. 000-27927)).